                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              ROSE'S HOLDINGS, INC.

                                      under

                      The Delaware General Corporation Law

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              ROSE'S HOLDINGS, INC.

            Rose's  Holdings,  Inc.,  originally  incorporated on August 5, 1997
(the  "Corporation") and existing under and by virtue of the General Corporation
Law of the State of Delaware (the "GCL"), does hereby certify that the following
Amended  and  Restated  Certificate  of  Incorporation  was  authorized  by  the affirmative  vote of a  majority  of the  outstanding  shares  entitled  to vote thereon pursuant to Sections 222, 242 and 245 of the GCL.

            FIRST: The name of the Corporation is Rose's Holdings, Inc.

            SECOND:  The address of the  Corporation's  registered office in the
State of Delaware is Corporation Trust Center,  1209 Orange Street,  Wilmington,
County of New Castle,  Delaware 19801,  and the name of its registered  agent at such address is The Corporation Trust Company.

            THIRD:  The nature of the  business to be  conducted or promoted and the purposes of the  Corporation are to engage in any lawful act or activity for which  corporations  may be organized  under the General  Corporation Law of the
State of Delaware.

            FOURTH:  The  Corporation  shall  have  the  authority  to  issue an aggregate of Sixty Million  (60,000,000) shares of capital stock. The authorized capital  shall be divided into common stock (the "Common  Stock") and  preferred stock (the "Preferred Stock"). The Common Stock of the Corporation shall consist of Fifty Million  (50,000,000)  shares, par value $.001 per share. The Preferred
Stock of the Corporation shall consist of Ten Million  (10,000,000)  shares, par value $.001 per share.

            No stockholder of the Corporation  shall by reason of his holding of shares of any class or  series  have any  preemptive  or  preferential  right to purchase  or  subscribe  to any  shares  of any  class or series of stock of the
Corporation,  now or hereafter authorized, or any securities convertible into or carrying  options or warrants  to purchase  any shares of any class or series of stock of the Corporation,  now or hereafter authorized,  other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant and at such price as the Board of Directors may fix.

            FIFTH: The Common Stock shall have the powers, preferences,  rights, qualifications, limitations and restrictions set forth below.

            (a)   POWERS.  The Board of  Directors  is  authorized,  subject  to limitations  prescribed  by law and the  provisions of Article
                  FOURTH,  to provide  for the  issuance of the shares of Common
                  Stock  in one or more  classes  or  series,  and by  filing  a certificate  pursuant  to the  applicable  law of the State of
                  Delaware,  to establish from time to time the number of shares to be  included  in  each  such  series,  and  subject  to the provisions  of this  Article  FIFTH,  to fix the  designation, powers,  preferences  and  rights  of the  shares of each such
                  class  or  series  and  the  qualifications,   limitations  or
                  restrictions thereof.

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            (b)   VOTING RIGHTS.  The holders of shares of Common Stock shall be entitled  to one vote for each  share so held with  respect to all matters voted on by the stockholders of the Corporation.

            (c)   DIVIDENDS.  Dividends  may be paid on the Common  Stock as and when declared by the Board of Directors.

            (d)   LIQUIDATION RIGHTS. Subject to the prior and superior right of
                  the  Preferred  Stock,   upon  any  voluntary  or  involuntary
                  liquidation,  dissolution  or  winding  up of  affairs  of the
                  Corporation,  the holders of Common Stock shall be entitled to receive of the funds to be distributed  such amount as remains after  distribution  of all  amounts,  if any,  required to be distributed  to holders  of any  Preferred  Stock.  Such funds shall be paid to the  holders of Common  Stock on the basis of the number of shares of Common stock held by each of them.

            (e)   RESERVE  POWERS.  The holders of shares of Common  Stock shall have all other powers,  preferences and rights  conferred upon owners of shares of capital  stock under the laws of the State of Delaware,  except insofar as such powers,  preferences  and rights are expressly restricted by the provisions of Paragraph
                  (b) of this Article FIFTH.

            SIXTH:  The  Preferred  Stock  shall have the  powers,  preferences, rights, qualifications, limitations and restrictions set forth below.

            (a)   POWERS.  The Board of  Directors  is  authorized,  subject  to limitations  prescribed  by law and the  provisions of Article
                  FOURTH, to provide for the issuance of the shares of Preferred
                  Stock  in one or more  classes  or  series,  and by  filing  a certificate  pursuant  to the  applicable  law of the State of
                  Delaware,  to establish from time to time the number of shares
                  to  be  included  in  each  such   series,   and  to  fix  the
                  designation,  powers,  preferences and rights of the shares of each such class or series and the qualifications,  limitations or restrictions thereof.

            (b)   LIQUIDATION  RIGHTS.  If upon  any  voluntary  or  involuntary liquidation, dissolution or winding up of the Corporation, the assets  available  for  distribution  to  holders of shares of
                  Preferred Stock of all classes or series shall be insufficient to pay such holders the full preferential amount to which they are entitled,  then such assets shall be  distributed  ratably among the shares of all classes or series of  Preferred  Stock in  accordance  with the  respective  liquidation  preferences
                  (including unpaid cumulative  dividends,  if any) payable with respect thereto.

            SEVENTH:

            (a)   The  number of  directors  constituting  the  entire  Board of
                  Directors  shall be not less than five nor more than nine, the exact  number  to be  fixed  from  time  to  time by vote of a majority of the entire Board of Directors;  provided, however, that the  number of  directors  shall not be  reduced so as to shorten the term of any director at the time in office.

            (b)   The Board of  Directors,  excluding  directors  elected by the holders  of shares  of any  class or series of stock  having a preference over the Common Stock of the Corporation as to

                                      -2-

                  dividends  or upon  liquidation  as provided in Article  SIXTH hereto,  shall be divided into three classes,  as nearly equal in number as the then total number of  directors  constituting the entire Board of Directors permits, with the term of office of one class  expiring each year, and each director shall hold office  for a term  expiring  at the third  annual  meeting of stockholders  following his or her election and, in each case, until his or her  successor  shall have been duly  elected and qualified;  provided,  however,  that commencing at the annual meeting of  stockholders  to be held in fiscal year 1999, with respect to directors  whose terms expire at the annual meeting of stockholders  held in fiscal year 1999, 2000 and 2001, each such director  shall,  upon the expiration of his or her term, be elected to serve until the annual  meeting of  stockholders held in the following fiscal year and, in each case, until his or her successor shall have been duly elected and qualified.

            (c)   Except as  otherwise  provided in this  Article  SEVENTH,  any vacancies  in the Board of Directors  for any reason,  and any directorships  resulting  from any  increase  in the number of directors, may be filled by the Board of Directors,  acting by a majority of the directors then in office, although less than a quorum.  Any  director  chosen to fill a vacancy  shall hold office  until the next  election  of the class for which  such director shall have been chosen and until his or her successor shall have been elected and qualified.

            EIGHTH:  In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

            (a)   Subject to the limitations and exceptions,  if any,  contained in the by-laws of the  Corporation,  the Board of Directors is expressly  authorized  to make,  alter,  amend or  repeal  the by-laws  of the  Corporation  by  the  affirmative  vote  of a majority  or more of the  number  of  directors  then  holding office;  provided,  however, that the Board of Directors shall not have the  power to  alter,  amend  or  repeal  any  by-law
                  provision   which  by  its  terms   requires  a  vote  of  the
                  stockholders of the  Corporation,  such  provision(s) to be so designated in the by-laws of the Corporation; and

            (b)   Elections of directors  need not be by written  ballot unless, and only to the extent, otherwise provided in the by-laws.

            NINTH:  All  action  by the  stockholders  shall  be taken at a duly called special or annual meeting of the stockholders of the Corporation at which a quorum is present,  and the stockholders of the Corporation shall not have the right to act by  written  consent as  provided  by  Section  228 of the  General
Corporation Law of the State of Delaware.

            This Article NINTH may not be altered, amended or repealed except by the  affirmative  vote  of  the  holders  of  shares  of  capital  stock  of the
Corporation  entitled to cast sixty-six and two-thirds percent (66-2/3%) or more of the  aggregate  number  of  votes  entitled  to be  cast  by all  holders  of outstanding shares of the capital stock of the Corporation.

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            TENTH:

            (a)   The  Corporation  shall  indemnify  any person who was or is a party or is threatened  to be made a party to any  threatened, pending  or  completed  action,  suit or  proceeding,  whether civil,  criminal,  administrative or investigative (other than an action by or in the right of the  Corporation) by reason of the fact that he is or was a  director,  officer,  employee or agent of the Corporation,  or is or was serving at the request of the Corporation as a director,  officer,  employee or agent of another corporation,  partnership,  joint venture, trust or
                  other  enterprise,   against  expenses  (including  attorneys'
                  fees),  judgments,   fines  and  amounts  paid  in  settlement
                  actually and  reasonably  incurred by him in  connection  with such action,  suit or proceeding if he acted in good faith and in a manner he reasonably  believed to be in or not opposed to the best  interests of the  Corporation,  and, with respect to any criminal action or proceeding,  had no reasonable cause to believe his  conduct  was  unlawful.  The  termination  of any action,  suit or  proceeding by judgment,  order,  settlement,
                  conviction,   or  upon  a  plea  of  nolo  contendere  or  its
                  equivalent,  shall not, of itself,  create a presumption  that the person did not act in good faith and in a manner  which he reasonably  believed  to be in or  not  opposed  to  the  best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b)   The  Corporation  shall  indemnify  any person who was or is a party or is threatened  to be made a party to any  threatened, pending or completed  action or suit by or in the right of the
                  Corporation  to procure a  judgment  in its favor by reason of the fact that he is or was a  director,  officer,  employee or agent of the Corporation,  or is or was serving at the request of the Corporation as a director,  officer,  employee or agent of another corporation,  partnership,  joint venture, trust or other enterprise, against expenses (including attorneys' fees)
                  actually and reasonably incurred by him in connection with the defense or  settlement  of such  action or suit if he acted in good faith and in a manner he reasonably  believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect of any claim, issue or  matter  as to which  such  person  shall  have  been adjudged  to be liable to the  Corporation  unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such  action or suit was  brought  shall determine upon application  that,  despite the adjudication of liability  but in view of all the  circumstances  of the case, such person is fairly and reasonably entitled to indemnity for such expenses  which the court of Chancery or such other court shall deem proper.

            (c)   To the extent that a director,  officer,  employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action,  suit or  proceeding  referred to in paragraphs (a) and (b) of this Article TENTH, or in defense of any claim, issue or matter therein, including the dismissal of an action without  prejudice,  he shall,  without limiting the provisions  of paragraph  (a) above,  be  indemnified  against expenses  (including  attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d)   Any  indemnification  under  paragraphs  (a)  and  (b) of this
                  Article TENTH (unless ordered by a court) shall be made by the
                  Corporation  only as  authorized  in the specific  case upon a determination that  indemnification of the director,  officer, employee  or agent is proper in the  circumstances  because he has met the applicable standard of conduct set forth in

                                      -4-

                  paragraphs   (a)  and  (b)  of  this   Article   TENTH.   Such
                  determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (ii) if such a quorum is not  obtainable,  or, even if obtainable a quorum of disinterested  directors  so  directs,  by  independent  legal counsel in a written opinion, or (iii) by the stockholders.

            (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil,  criminal,  administrative or investigative  action, suit or proceeding shall be paid by the
                  Corporation  in  advance  of the  final  disposition  of  such action,  suit or proceeding  upon receipt of an undertaking by or on behalf of such  director or officer to repay such amount if it shall  ultimately be determined  that he is not entitled to be indemnified by the Corporation  pursuant to this Article
                  TENTH  or  as  otherwise  authorized  by  law.  Such  expenses
                  (including  attorneys'  fees) incurred by other  employees and agents may be so paid upon such terms and conditions,  if any, as the Board of Directors deems appropriate.

            (f)   The  indemnification  and advancement of expenses provided by, or granted  pursuant to, the other  paragraphs of this Article
                  TENTH  shall not be deemed  exclusive  of any other  rights to which those seeking indemnification or advancement of expenses
                  may  be  entitled  under  any  by-law,   agreement,   vote  of
                  stockholders or disinterested directors or otherwise,  both as to action in his official capacity and as to action in another capacity while holding such office.

            (g)   The  Corporation,  at its  expense,  may purchase and maintain insurance  on behalf of any person  who is or was a  director, officer,  employee or agent of the  Corporation,  or is or was serving  at the  request  of the  Corporation  as a  director,
                  officer,   employee   or   agent   of   another   corporation,
                  partnership,  joint venture, trust or other enterprise against any liability  asserted against him and incurred by him in any such capacity,  or arising out of his status as such,  whether or not the  Corporation  would have the power to indemnify him against such  liability  under the  provisions of this Article
                  TENTH or under the provisions of the General  Corporation  Law of the State of Delaware.

            (h)   The  indemnification  and advancement of expenses provided by, or granted  pursuant to, this Article TENTH shall  continue as to a person who has ceased to be a director, officer, employee or  agent  and  shall  inure  to the  benefit  of  the  heirs, executors and administrators of such person.

            (i)   All rights to  indemnification  and  advancement  of  expenses under this  Article  TENTH  shall be deemed to be  provided by contract  between the Corporation  and the director,  officer, employee  or agent  who  serves in such  capacity  at any time while this  Certificate  of  Incorporation  and other relevant provisions  of the  General  Corporation  Law of the  State of
                  Delaware and other applicable law, if any, are in effect.

            (j)   Any repeal or modification of the foregoing  paragraphs by the stockholders of the Corporation shall not adversely affect any right or protection of a director,  officer, employee or agent of the  Corporation  existing  at the time of such  repeal  or modification.

            (k)   If the  General  Corporation  Law of the State of  Delaware is
                  amended  to  authorize   corporate   action   permitting   the
                  Corporation to further indemnify or advance expenses to

                                      -5-

                  directors, officers, employees or agents, then such person, in addition to the  circumstances  in which he is now entitled to indemnification and advancement of expenses, shall be entitled to be  indemnified  and have expenses  advanced to the fullest extent  permitted by the General  Corporation Law of the State of Delaware, as so amended.

            (l)   For   purposes   of  this   Article   TENTH,   references   to
                  "Corporation"  shall  include,  in addition  to the  resulting
                  corporation,   any  constituent   corporation  (including  any
                  constituent of a constituent)  absorbed in a consolidation  or merger which, if its separate  existence had continued,  would have had power  and  authority  to  indemnify  its  directors, officers,  employees  or agents,  so that any person who is or was a director, officer, employee or agent of such constituent corporation,  or is or was  serving  at the  request  of  such constituent  corporation as a director,  officer,  employee or agent of  another  corporation,  partnership,  joint  venture, trust or other  enterprise,  shall stand in the same  position under the provisions of this Article TENTH with respect to the resulting  or  surviving  corporation  as he would  have  with respect  to  such  constituent  corporation  if  its  separate existence had continued.

            (m)   For  purposes  of this  Article  TENTH,  references  to "other enterprises" shall include employee benefit plans;  references to "fines" shall include any excise taxes assessed on a person with respect to an employee  benefit plan;  and  references to
                  "serving at the request of the Corporation"  shall include any service  as a  director,  officer,  employee  or  agent by the
                  Corporation  which imposes duties on, or involves services by, such director,  officer,  employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and
                  a person who acted in good faith and in a manner he reasonably believed  to  be in  the  interest  of  the  participants  and beneficiaries  of an employee  benefit plan shall be deemed to have acted in a manner "not  opposed to the best  interests of the Corporation," as referred to in this Article TENTH.

            (n)   If  this  Article  TENTH  or  any  portion  thereof  shall  be
                  invalidated   on  any   ground  by  any  court  of   competent
                  jurisdiction,   then  the   Corporation   shall   nevertheless
                  indemnify  each  person  as  provided  above  as  to  expenses
                  (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action,  suit or proceeding, whether  civil,  criminal,  administrative  or  investigative, including  a  grand  jury  proceeding  and  an  action  by the
                  Corporation, to the fullest extent permitted by any applicable portion  of this  Article  TENTH  that  shall  not  have  been invalidated or by any other applicable law.

            ELEVENTH:  Whenever a compromise or arrangement is proposed  between this  Corporation  and its  creditors  or any class of them and/or  between this
Corporation  and its  stockholders  or any class of them, any court of equitable jurisdiction  within the State of Delaware may, on the  application in a summary way of this  Corporation  or of any  creditor or  stockholder  thereof or on the application of any receiver or receivers  appointed for this  Corporation  under the  provisions  of  Section  291 of  Title  8 of the  Delaware  Code  or on the
application of trustees in dissolution or of any receiver or receivers appointed for this  Corporation  under the  provisions  of  Section  279 of Title 8 of the
Delaware Code order a meeting of the creditors or class of creditors,  and/or of the stockholders or class of stockholders of this  Corporation,  as the case may be, to be summoned in such  manner as the said court  directs.  If a majority in number  representing  three-fourths  in  value  of the  creditors  or  class  of creditors,  and/or  of  the  stockholders  or  class  of  stockholders  of  this
Corporation,  as the case may be, agree to any compromise or arrangement  and to any reorganization of this Corporation as a consequence of such compromise or

                                      -6-

arrangement,  the said  compromise or  arrangement  and the said  reorganization shall,  if sanctioned by the court to which the said  application has been made, be  binding  on all the  creditors  or class  of  creditors,  and/or  on all the stockholders or class of stockholders,  of this Corporation, as the case may be, and also on this Corporation.

            TWELFTH:  No director of the Corporation  shall be personally liable to the Corporation or to any of its  stockholders  for monetary  damages arising out  of  such  director's  breach  of  fiduciary  duty  as  a  director  of  the
Corporation,  except for liability (i) for any breach of the director's  duty of loyalty to the Corporation or its  stockholders,  (ii) for acts or omissions not in good faith or which involve intentional  misconduct or a knowing violation of law,  (iii) for  unlawful  payment of dividends  or unlawful  stock  purchase or redemption  under  Section  174 of the General  Corporation  Law of the State of
Delaware or any successor provision, or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the effective date of this Certificate of
Incorporation to authorize  corporate action further eliminating or limiting the personal  liability  of  directors,  then the  liability  of a  director  of the
Corporation  shall be eliminated or limited to the fullest  extent  permitted by the General Corporation Law of the State of Delaware, as so amended.

            Any amendment to or repeal or  modification  of this Article TWELFTH
(i) by the  stockholders  of the  Corporation  or  (ii) by an  amendment  to the
General  Corporation  Law  of the  State  of  Delaware  (unless  such  statutory amendment  specifically provides to the contrary) shall not adversely affect any right or protection,  existing at the time of such repeal or  modification  with respect to any acts or omissions occurring either before or after such repeal or modification,  or a person  serving as a director  at the time of such repeal or modification.

            THIRTEENTH:  The  Corporation  reserves  the right to amend,  alter, change or repeal any provision contained in this Certificate of Incorporation in the manner  now or  hereafter  prescribed  by statute  and this  Certificate  of
Incorporation,  and all rights  conferred upon  stockholders  herein are granted subject to this reservation.

            FOURTEENTH:

            (a)   For purposes of this Article  FOURTEENTH,  the following terms shall have the meanings indicated below:

                  (i)   "Agent"   shall  mean  the  Person   designated  by  the
                        Corporation   for   purposes   of    effectuating    the
                        transactions described in paragraphs (c) and (d) of this
                        Article.

                  (ii)  "Board"  shall  mean  the  board  of  directors  of  the
                        Corporation.

                  (iii) "Code" shall mean the Internal  Revenue Code of 1986, as amended from time to time, or any successor statute, and
                        the regulations thereunder.

                  (iv)  "Corporation" shall mean Rose's Holdings, Inc.

                  (v)   "Excess Stock" shall mean, with respect to a Transfer of
                        Stock, the amount of such Stock that is in excess of the
                        amount  of  Stock  that  may  be   transferred   without
                        restriction  pursuant  to  subparagraph  (b)(i)  of this
                        Article.

                                      -7-

                  (vi)  "Existing Five Percent  Stockholder" shall mean any five percent  stockholder  (within the meaning of Section 382
                        of the  Code) of the  Corporation,  other  than a direct
                        Public  Group  of  the  Corporation,  on  the  date  the
                        Transfer   restrictions   contained   in  this   Article
                        FOURTEENTH become effective.

                  (vii) "Expiration  Date" shall mean the beginning of a taxable year of the Corporation to which the Board determines in
                        writing  that no Tax  Benefits  may be carried  forward,
                        unless the Board shall fix an earlier date in accordance
                        with paragraph (h) of this Article.

                 (viii) "Initial Transferor" shall mean the Person who initially purported  to  Transfer  Excess  Stock  to  a  Purported
                        Acquiror.

                  (ix)  "Optionee" shall mean any Person holding an Option Right to acquire Stock.

                  (x)   "Option  Right" shall mean any option,  warrant or other
                        right to acquire,  convert into, or exchange or exercise
                        for, or any similar interests in, shares of Stock.

                  (xi)  "Ownership  Interest  Percentage"  shall mean the sum of
                        such  Person's  or  Public  Group's   direct   ownership
                        interest  in  the   Corporation,   as  determined  under
                        Treasury  Regulation  Section   1.382-2T(f)(8)  (or  any
                        successor  regulation),  and  such  Person's  or  Public
                        Group's indirect  ownership interest in the Corporation,
                        as  determined   under   Treasury   Regulation   Section
                        1.382-2T(f)(15)   or  1.1502-92T(c)  (or  any  successor
                        regulations), except that, for purposes of determining a
                        person's indirect ownership interest in the Corporation,
                        Treasury    Regulation    Sections   1.382-    2T(g)(2),
                        1.3822T(g)(3),     1.382-2T(h)(2)(iii)     and    1.382-
                        2T(h)(6)(iii) (or any successor  regulations)  shall not
                        apply and any  Option  Right to acquire  Stock  shall be
                        deemed to have been exercised.

                  (xii) "Person" shall mean any individual, corporation, estate, trust, association, company, partnership, joint venture,
                        or other  entity  or  organization,  including,  without
                        limitation,  any "entity" within the meaning of Treasury
                        Regulation   Section   1.382-3(a)   (or  any   successor
                        regulation).

                 (xiii) "Prohibited  Distribution" shall mean dividends or other distributions  made with respect to Stock  received by a
                        Purported Acquiror.

                  (xiv) "Prohibited  Party"  shall  mean  that  Person or Public
                        Group that is caused to be in violation of  subparagraph
                        (b)(i) of this  Article as a result of a Transfer  which
                        does not involve a Transfer of Stock of the Corporation.

                  (xv)  "Public  Group"  shall  mean  a  group  of  individuals,
                        entities  or  other   Persons   described   in  Treasury
                        Regulation Section 1.382-2T(f)(13).

                  (xvi) "Purported  Acquiror"  shall mean a Transferee of Excess
                        Stock.

                 (xvii) "Sales Proceeds" shall mean the proceeds received upon a sale of  Excess  Stock,  and  the sum of all  Prohibited
                        Distributions received with respect to the Excess Stock.

                                      -8-

               (xviii)  "Stock"  shall mean  shares of stock of the  Corporation
                        (other than stock described in Section 1504(a)(4) of the
                        Code  or  stock  that  is  not   described   in  Section
                        1504(a)(4)  solely  because it is  entitled to vote as a
                        result of  dividend  arrearages),  any Option  Rights to
                        acquire  Stock,  and all other  interests  that would be
                        treated as stock of the Corporation pursuant to Treasury
                        Regulation  Section  1.382-  2T(f)(18) (or any successor
                        regulation).

                  (xix) "Tax  Benefits"   shall  mean  the   Corporation's   net
                        operating loss  carryovers,  capital loss carryovers and
                        built-in losses.

                  (xx)  "Transfer"  shall  mean any  issuance,  sale,  transfer, gift, assignment,  devise or other disposition,  as well
                        as any other event, that causes a Person or Public Group
                        to acquire or increase an Ownership Interest  Percentage
                        in the Corpo  ration,  or any agreement to take any such
                        actions  or cause any such  events,  including,  without
                        limitation,  (x) the  granting or exercise of any Option
                        Right with respect to Stock,  (y) the disposition of any
                        securities or rights convertible into or exchangeable or
                        exercisable  for Stock or any  interest  in Stock or any
                        exercise of any such  conversion or exchange or exercise
                        right and (z)  transfers of interests in other  entities
                        that result in changes in direct or  indirect  ownership
                        of  Stock,   in  each   case,   whether   voluntary   or
                        involuntary,   of  record,   by   operation  by  law  or
                        otherwise; provided, however, that a pledge shall not be
                        deemed a Transfer,  but a foreclosure  pursuant  thereto
                        shall be deemed to be a Transfer.

                  (xxi) "Transferee"  shall  mean any  Person  to whom  Stock is transferred.

                 (xxii) "Treasury  Regulation"  shall  mean any of the  treasury regulations promulgated under the Code.

            (b)   In order to preserve the Tax Benefits to which the Corporation is entitled under the Code, the following  restrictions  shall apply until the Expiration Date.

                  (i)   No Person,  other than the Corporation,  shall engage in
                        any  Transfer  of Stock  with any  other  Person  to the
                        extent that such Transfer, if effective, would cause the
                        Ownership  Interest  Percentage  of any Person or Public
                        Group to (i)  increase  to 4.9  percent  or above,  (ii)
                        increase   from  4.9  percent  or  above  to  a  greater
                        Ownership  Interest  Percentage  or  (iii)  create a new
                        Public   Group   under   Treasury   Regulation   Section
                        1.382-2T(j)(3)(i),   except   as   otherwise   permitted
                        pursuant to subparagraph (b)(ii) of this Article.

                  (ii)  Any Transfer that would otherwise be prohibited pursuant to subparagraph (b)(i) shall nonetheless be permitted if
                        (i)  the  Transfer  is  by  an  Existing   Five  Percent
                        Stockholder  of Stock owned by such  stockholder  on the
                        date the Transfer restrictions contained in subparagraph
                        (b)(i) become effective or (ii) information  relating to
                        a specific  proposed  transaction  is  presented  to the
                        Board and the Board  determines in its  discretion  that
                        (x) based upon a written opinion of tax counsel selected
                        by the Board,  such  transaction  will not jeopardize or
                        create a material  limitation on the Corporation's  then
                        current or future  ability to utilize its Tax  Benefits,
                        taking into account both the  proposed  transaction  and

                                      -9-

                        potential  future  transactions,   or  (y)  the  overall
                        economic benefits of such transaction to the Corporation
                        outweigh the detriments of such transaction.  Nothing in
                        this  subparagraph   shall  be  construed  to  limit  or
                        restrict  the  Board in the  exercise  of its  fiduciary
                        duties under applicable law.

            (c)   (i) Any  attempted  Transfer of Excess  Stock shall be void ab initio and not  effective to transfer  ownership of the Excess
                  Stock to the  Purported  Acquiror  thereof,  who  shall not be entitled  to any rights as a  stockholder  of the  Corporation
                  with   respect  to  the  Excess  Stock   (including,   without
                  limitation,  the right to vote or to  receive  dividends  with respect  thereto  and,  to the extent that a vote is cast by a
                  Purported  Acquiror,  the vote shall be rescinded as void), or otherwise as the holder of the Excess Stock,  unless  approval of the Board is obtained as provided in  subparagraph  (b)(ii)
                  of this Article FOURTEENTH.

                  (ii) Upon demand by the  Corporation,  the Purported  Acquiror shall transfer any  certificate or other evidence of purported ownership of the Excess Stock within the Purported  Acquiror's possession or control, along with any Prohibited Distributions received by the Purported Acquiror, to the Agent. If, prior to the  notification  by the Agent of such demand,  the Purported
                  Acquiror has sold the Excess Stock to an unrelated party in an
                  arm's-length   transaction   that  would  not   constitute   a
                  prohibited  Transfer  pursuant to subparagraph  (b)(i) of this
                  Article  FOURTEENTH  if made by the  Initial  Transferor,  the
                  Purported  Acquiror  shall be deemed  to have sold the  Excess
                  Stock on behalf of the  Initial  Transferor,  and,  in lieu of transferring the Excess Stock to the Agent, shall transfer the
                  Sale  Proceeds  to the Agent,  except to the  extent  that the
                  Agent grants written  permission to the Purported  Acquiror to retain a portion of the Sale Proceeds not exceeding the amount that  would have been  payable  by the Agent to the  Purported
                  Acquiror pursuant to subparagraph (c)(iii) if the Excess Stock had  been  sold by the  Agent  rather  than  by the  Purported
                  Acquiror.  Any  purported  Transfer of the Excess Stock by the
                  Purported Acquiror,  other than a Transfer described in one of the  two  preceding  sentences,  shall  not  be  effective  to transfer any ownership of the Excess Stock.

                  (iii) The Agent shall sell in an arm's-length  transaction (on the public  securities market in which the Stock is traded, if possible)  any Excess  Stock  transferred  to the Agent by the
                  Purported   Acquiror   to  the  extent  such  sale  would  not
                  constitute  a  prohibited  Transfer  pursuant to  subparagraph
                  (b)(i) of this Article FOURTEENTH. The Sales Proceeds shall be allocated  and  paid  to  the  Purported  Acquiror  up to  the following amount: (x) where applicable, the purported purchase price  paid  or  value  of  consideration  surrendered  by the
                  Purported  Acquiror  for the  Excess  Stock  and (y) where the purported  Transfer  of the  Excess  Stock  to  the  Purported
                  Acquiror  was by gift,  inheritance  or any similar  purported
                  Transfer,  the fair  market  value of the Excess  Stock at the time of such purported  Transfer.  Any Sale Proceeds in excess of the amount allocable to the Purported  Acquiror pursuant to the  preceding  sentence,  shall be  transferred  to an entity designated  by the  Corporation  that is  described in Section
                  501(c)(3)  of the Code.  In no event  shall  any such  amounts inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent in performing its duties under this paragraph.

                                      -10-

            (d)   In the event of any Transfer which does not involve a Transfer of Stock,  but which would cause a Prohibited Party to violate a  restriction  on  Transfers  provided  for in  this  Article
                  FOURTEENTH  (such as, for example,  the acquisition by a third entity of two  unrelated  entities each  previously  holding 4 percent  of  the  Stock),  the  application  of  subparagraphs
                  (c)(ii) and  (c)(iii)  shall be modified as  described in this paragraph (d). The  Prohibited  Party shall not be required to dispose of any interest that is not Stock, but shall be deemed to have disposed of or caused the disposition of, and shall be required to dispose of or cause the disposition of, sufficient
                  Stock  to  cause   the   Prohibited   Party   following   such
                  disposition,  not to be in violation of subparagraph (b)(i) of this Article  FOURTEENTH.  Such disposition shall be deemed to occur  simultaneously  with the  Transfer  giving  rise to the application of this  provision,  and such Stock that is deemed to be disposed of shall be  considered  Excess Stock and shall be disposed  of through the Agent as provided in  subparagraph
                  (c)(ii) and subparagraph  (c)(iii) of this Article FOURTEENTH, except  that  the  maximum  aggregate  amount  payable  to the
                  Prohibited  Party in  connection  with such sale  shall be the fair  market  value  of the  Excess  Stock  at the time of the purported  Transfer.  All  expenses  incurred  by the Agent in disposing of the Excess Stock shall be paid out of any amounts due the Prohibited Party.

            (e)   Within 30 business days after learning of a purported Transfer of Excess  Stock to a Purported  Acquiror  or a Transfer  that would  cause a  Person  to  become  a  Prohibited  Party,  the
                  Corporation  (through  its  Secretary)  shall  demand that the
                  Purported  Acquiror or Prohibited Party surrender to the Agent the  certificates  representing  the Excess Stock, or any Sale
                  Proceeds, and any Prohibited Distributions.  If such surrender is not made by the  Purported  Acquiror  or  Prohibited  Party within  30  business  days from the date of such  demand,  the
                  Corporation  may institute  legal  proceedings  to compel such transfer;  provided,  however,  that nothing in this paragraph
                  (e) shall  preclude the  Corporation  in its  discretion  from immediately bringing legal proceedings without a prior demand, and also  provided  that  failure  of the  Corporation  to act within the time periods set forth in this  paragraph (e) shall not constitute a waiver of any right of the Corporation  under this Article FOURTEENTH.

            (f)   The Corporation may require as a condition to the registration of the  Transfer of any shares of its Stock that the  proposed
                  Transferee   furnish  to  the   Corporation   all  information
                  reasonably  requested by the  Corporation  with respect to all
                  the  proposed   Transferee's   direct  or  indirect  ownership
                  interests in, or options to acquire, Stock.

            (g)   All certificates evidencing ownership of shares of Stock shall bear substantially the following legend:

                        The shares of Stock  represented by this Certificate are
                  subject to  restrictions  on  Transfer  for the purpose of the
                  preservation   of  the   Corporation's   net  operating   loss
                  carryovers and related tax attributes  pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.  Without the authorization of the Board of Directors,  no Person other than the  Corporation,  shall  engage in any Transfer of Stock with any  other  Person  to  the  extent  that  such  Transfer,  if effective,  would cause the Ownership  Interest  Percentage of any Person or Public  Group to (i)  increase to 4.9 percent or above,  (ii)  increase  from 4.9 percent or above to a greater
                  Ownership  Interest  Percentage  or (iii)  create a new Public
                  Group under  Treasury  Regulation  Section  1.382-2T(j)(3)(i).
                  (For this purpose Ownership  includes ownership by attribution as well as direct ownership).

                                      -11-

                  Notwithstanding  the foregoing,  the transfer  restrictions do not apply to the  Transfer  by a  stockholder  which is a five percent stockholder (within the meaning of Section 382) on the date the transfer restrictions became effective of Stock owned by such  stockholder  on that date.  Italicized  terms in this legend have the  meanings  defined in Article  Fourteen of the
                  Certificate of  Incorporation.  A copy of the  restrictions on
                  Transfer will be sent without charge to each  stockholder  who so requests. If the restrictions on Transfer are violated, the
                  Transfer  will  be  void  ab  initio,   with  the  Corporation
                  retaining  the right to repossess and dispose of such Stock in a permitted Transfer.

            (h)   Nothing  contained in this Article  FOURTEENTH shall limit the authority of the Board to take such other action to the extent permitted by law as it deems necessary or advisable to protect the  Corporation and the interests of the holders of its Stock
                  in  preserving   the  Tax  Benefits.   Without   limiting  the
                  generality of the  foregoing,  in the event of a change in law making  one or  more of the  following  actions  necessary  or desirable,  the Board may, by adopting a written resolution of the Board,  (i) accelerate or extend the Expiration Date, (ii)
                  modify the Ownership  Interest  Percentage in the  Corporation
                  specified  in the first  sentence  of  subparagraph  (b)(i) or
                  (iii)  modify the  definitions  of any terms set forth in this
                  Article FOURTEENTH;  provided,  however,  that the Board shall not cause there to be such acceleration,  extension, change or modification  unless it  concludes in writing that such action is  reasonably  necessary  or  advisable  to preserve  the Tax
                  Benefits or that the continuation of these  restrictions is no longer  reasonably  necessary for the  preservation of the Tax
                  Benefits,  and its conclusion is based upon a written  opinion of tax counsel to the  Corporation.  Such  written  conclusion shall be filed with the Secretary of the Corporation and shall be  mailed  by the  Secretary  to  all  stockholders  of  this
                  Corporation  within  10  days  after  the  date  of  any  such conclusion.

            (i)   The  Corporation  and the  members of the Board shall be fully protected  in  relying  in good  faith  upon the  information,
                  opinions,   reports  or  statements  of  the  chief  executive
                  officer,  the chief financial  officer or the chief accounting officer  of  the  Corporation  or of the  Corporation's  legal counsel,  independent  auditors,  transfer  agent,  investment
                  bankers   or  other   employees   and  agents  in  making  the
                  determinations  and  findings  contemplated  by  this  Article
                  FOURTEENTH   and  the  members  of  the  Board  shall  not  be
                  responsible  for any  good  faith  errors  made in  connection therewith.

            (j)   Notwithstanding  any other  provisions of this  Certificate of
                  Incorporation  or any  provision  of law that might  otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any  particular  class or series of the capital  stock of the  Corporation  required by law or by this
                  Certificate  of  Incorporation,  the  affirmative  vote of the holders  of not less  than  two-thirds  of the  shares  of the
                  Corporation then entitled to be voted generally in an election of  directors,  voting  together as a single  class,  shall be required  to  amend  or  repeal,  or to  adopt  any  provision inconsistent with, this Article FOURTEENTH.

                                  [END OF TEXT]

                                      -12-

            IN WITNESS  WHEREOF,  said  Rose's  Holdings,  Inc.  has caused this
Amended and Restated  Certificate of Incorporation to be signed by its President and attested to by its Secretary this 16th day of April, 1999.

                                           ROSE'S HOLDINGS, INC.

                                           By:  /s/ Warren G. Lichtenstein
                                                --------------------------
                                                Warren G. Lichtenstein
                                                President

Attest:

By: /s/ Jack L. Howard
    ----------------------
        Jack L. Howard
        Secretary

                                      -13-